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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 15, 2006

INTERNATIONAL POWER GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Glory Lane, Sussex, New Jersey	34747
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 566-0318

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 15, 2006, the Board of Directors of International Power Group, Ltd., a Delaware corporation ("IPWG"), appointed Sheik Hani A. Z. Yamani as a member of its Board of Directors to fill the vacancy created by the departure of Richard Paszyc (See the Form 8-K filed by IPWG on March 10, 2006).

Sheik Yamani, 45, has attended Oxford University and the Wharton School of Business at the University of Pennsylvania and, from 1983 to 1984, trained at Citibank in New York City and Geneva, and at MKS Finance in Geneva, one of the world’s leading integrated precious metals and foreign exchange trading houses.

Currently, he is the Executive Chairman of Hazy Trading Establishment and its affiliated companies, an organization he founded in 1988. Hazy Trading Establishment has completed energy and development projects in Africa and Middle East valued at over 5 billion US.

He has been an advisor to a number of multi-national companies including Asea Brown Boveri (ABB) (1991 to 1998), Astaldi spA. (1991 to 1998), Interbeton BV (1992 to 1999) and Avia Mineral (1994 to 1998). He has also been a member of World Travel & Tourism Council and the Young Presidents’ Organization. Currently, he is a member of the Board and the Executive Committee of the International Islamic Relief Organization.

Sheik Yamani is also the author of ATo Be a Saudi@, a book that received positive reviews in the international media during the late 1990s. Sheik Yamani is often an editorial contributor in the Saudi Arabian media on economic, political and social issues.

Sheik Yamani is actively involved with the Hope Foundation.  This organization has financed hospitals, handicapped centers, funded relief aid to needy people throughout the world and in particular the Muslim communities. His family is a large financial contributor to the Hope Foundation and its charitable endeavors.

There are no family relationships between Mr. Yamani and any other executive officers or directors of IPWG. There have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Yamani had or will have a direct or direct material interest.

ITEM 8.01. OTHER EVENTS.

A press release in regard to the matter discussed in Item 5.02 was released on March 15, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company issued a press release dated March 17, 2006, attached and incorporated by reference hereto as Exhibit 99.2, announcing that the Board of Directors has approved a resolution to authorize the Company to file a registration statement to register certain of its securities with the Securities and Exchange Commission (the "SEC"). It is contemplated that the securities to be covered by the registration statement will include common stock issued by the company in private placement transactions and common stock underlying warrants also issued in those same private placement transactions.

The Company intends to file the registration statement after the completion of the Company's certified financial statements for the year ending December 31, 2005 which are expected to be completed by the end of March 2006. The time that it will take for the SEC to declare the registration statement effective cannot be predicted.

Finally, with a press release dated March 13, 2006 which is attached and incorporated by reference hereto as Exhibit 99.3, IPGW announced the appointment of Dr. Kenny Tang to the Company’s Environmental Advisory Board.

Since June 2000, Dr. Kenny Tang has been the CEO of Oxbridge Capital, an investment and advisory firm which he founded at that time, specializing in environmental clean technologies and renewable energy. Prior to June 2000, he was employed in corporate finance with the Union Bank of Switzerland in London and as a strategy consultant with KPMG Consultants and Stern Stewart, the later two being pioneers in corporate governance and shareholder value creation.

Dr. Tang also serves (since 2005) as the European Managing Partner at Enhancement Partners LP which is a global consortium that is developing Gigawatt-size wind farms in China. Prior to 2000, he was the President and CEO of SUSTAIN, an Asian research institute focusing on economic and environmental sustainability from an Asian perspective, which he founded.

Dr. Tang earned his doctorate at Judge Business School, Cambridge University's business school and he is a member of the Board of Governors of Middlesex University, London. He is also a Chartered Financial Analyst (CFA).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1        Press Release dated March 15, 2006.

99.2        Press Release dated March 17, 2006.

99.3        Press Release dated March 13, 2006.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

(Registrant)

Date: March 20, 2006

/s/ Peter Toscano

_______________________________

Peter, Toscano, President